UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 6, 2024

MEDICAL PROPERTIES TRUST, INC.
MPT OPERATING PARTNERSHIP, L.P.
(Exact Name of Registrant as Specified in Charter)

Commission File Number
001-32559

Maryland	20-0191742
Delaware	20-0242069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(205)
969-3755

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share, of Medical Properties Trust, Inc.	MPW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06.	Material Impairments
As previously disclosed in the Current Report on Form
8-K
furnished by Medical Properties Trust, Inc. (together with its affiliates, the “Company”) with the SEC on May 9, 2024, Steward Health Care System LLC (“Steward”) filed a voluntary petition for relief, under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas on May 6, 2024. At March 31, 2024, affiliates of Steward lease 28 healthcare facilities from the Company under a master lease totaling approximately $2.4 billion, along with eight properties pursuant to a separate master lease agreement with an unconsolidated joint venture in which the Company’s investment is approximately $406 million. In addition to the master leases, the Company holds a working capital and other secured loans to Steward totaling approximately $346 million, in addition to a $362 million loan to affiliates of Steward. The Company also holds a 9.9% equity investment in Steward.
As the Company previously reported in its Annual Report on Form
10-K
for the year ended December 31, 2023, the Company moved to the cash basis of accounting for all its leases and loans with Steward effective December 31, 2023, due to the ongoing operational and liquidity challenges faced by Steward. This resulted in the reserving of all unpaid rent and interest receivables at December 31, 2023 and the reversal of previously recognized straight-line rent receivables. In addition, the Company recorded impairment charges on certain real estate assets and on its 9.9% equity interest in Steward. In total, the Company recorded approximately $700 million of impairment and other charges.
Further to Steward’s voluntary petition for relief under the Bankruptcy Code, the Company has concluded the investments in Steward have been further materially impaired and has recorded approximately $470 million of additional impairment charges in the quarter ended March 31, 2024 that fully reserves for the remaining value of our 9.9% equity interest in Steward and the $362 million loan due from affiliates of Steward, along with an accrual for property taxes and obligations not paid by Steward under its master leases. Based on an updated fair value analysis of the collateral underlying the Company’s $346 million of non-real
estate loans to Steward, the Company believes these investments are fully recoverable at this time.
At this time, the Company is unable to estimate the amount of cash expenditures that the Company may incur in pursuing recovery of its Steward investments and no assurances can be given that the Company will not have any additional impairments in future periods.
Safe Harbor Disclosure
This Current Report on Form
8-K
includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, future expansion and development activities, asset sales and other liquidity transactions, expected returns on investments and expected financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the risk that the Company is not able to recover deferred rent or its other investments in Steward at full value, within a reasonable time period or at all; (ii) the risks and uncertainties associated with the Company’s ability to pursue legal remedies in the Steward bankruptcy, including any restructuring of its various investments in Steward, and (iii) such other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any responsibility to update such forward-looking statements, which speak only as of the date on which they were made.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.
Date: May 10, 2024

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